FISCHER & SANGER
ATTORNEYS AND COUNSELORS
SUITE 1204
5956 SHERRY LANE

DALLAS, TEXAS 75225

TELEPHONE 214/361-7301
TELECOPIER 214/361-7842
ROBERT WM. FISCHER

July 5, 2000

Hudson's Grill International, Inc.
16970 Dallas Parkway, Suite 402
Dallas, Texas 75248

Re: Consent to Use of Name

Dear Hudson's Grill International, Inc.:

    We consent to the use of our name in the prospectus and the registration statement relating to the registration of 6,656,986 shares of your stock currently held by Hudson's Grill of America, Inc. ("HGA"), and planned for distribution as public stock to the shareholders of HGA.

                                                             Sincerely,
                                                             Fischer & Sanger

                                                             Robert W. Fischer

RWF:hs

f\sec\000705.o01

 INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Form SB-1 Registration Statement and Prospectus of Hudson's Grill International, Inc. ("The Company") of our report dated April 3, 2000  accompanying the financial statements of  The Company contained in such Registration Statement and Prospectus, and to the use of our name and reference to us therein.

Hein + Associates LLP
Certified Public Accountants

June 30, 2000
Dallas, Texas